Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 16, 2001, accompanying the consolidated financial statements included in the Annual Report of Pacific Premier Bancorp, Inc. (previously Life Financial Corporation) on Form 10-K/A Amendment No. 1 to Form 10-K for the year ended December 31, 2002.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacific Premier Bancorp, Inc. on Form S-8 (File No. 333-58642).

/s/ Grant Thornton LLP

Irvine, California
August 28, 2003